Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the “Amendment”), dated as of February 28, 2007, is between RF MONOLITHICS, INC. (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

RECITALS:

A. Borrower and Lender have entered into that certain Amended and Restated Loan Agreement (the “Agreement”) dated as of September 1, 2006.

B. Pursuant to the Agreement, certain Guarantors executed an Amended and Restated Guaranty (the “Guaranty”), dated as of September 1, 2006, which guaranteed to Lender the payment and performance of the Obligations (as defined in the Agreement).

C. Borrower and Lender now desire to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE II

Amendments

2.1 Amendment to Article VII of the Agreement. Article VII of the Agreement is hereby amended by adding thereto a new subsection, lettered “P,” to Section 7.1, to read as follows:

P. Monthly Financial Statements. As soon as available, and in any event within 30 days after the end of each calendar month during the 2007 Fiscal Year, beginning in February, 2007, a copy of a Borrower-prepared, unaudited financial report of the Borrower and its Subsidiaries as of the end of such calendar month and for the portion of the Fiscal Year then ended, containing, on a consolidated basis, balance sheets and statements of operations and cash flows, all in reasonable detail certified by a senior financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present

(subject to year end audit adjustments) the financial condition and results of operations of the Borrower and its Subsidiaries, on a consolidated and consolidating basis, at the date and for the periods indicated therein;

2.2 Amendment to Section 9.1. Section 9.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 9.1 Quick Ratio. The Borrower will not permit the Quick Ratio to be less than the ratio set forth below during the corresponding period set forth below:

Period	Ratio
December 1, 2006 through February 28, 2007	0.90:1.00
March 1, 2007 through May 30, 2007	1.00:1.00
June 1, 2007 through August 31, 2007	0.80:1.00
September 1, 2007 through August 31, 2008	1.25:1.00
September 1, 2008 and at all times thereafter	1.50:1.00

2.3 Amendment to Section 9.2. Section 9.2 of the Agreement is hereby amended by deleting “2.25:1.0” as the ratio for the period from June 1, 2007 through August 31, 2007 and inserting in lieu thereof the ratio “1.75:1.0”.

2.4 Amendment to Section 9.3. Section 9.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 9.3 Leverage Ratio. The Borrower will not permit on the Leverage Ratio to be greater than the ratio set forth below during the corresponding period set forth below:

Period	Ratio
December 1, 2006 through May 30, 2007	1.95:1.00
June 1, 2007 through August 31, 2007	2.50:1.00
September 1, 2007 through May 31, 2008	2.00:1.00
June 1, 2008 through May 31, 2009	1.50:1.00
June 1, 2009 and at all times thereafter	1.00:1.00

2.5 Amendment to Section 9.4. Section 9.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 9.4 Consolidated Net Income. The Borrower will not sustain (a) net losses greater than (i) $4,000,000 for the period from December 1, 2006 through February 28, 2007, (ii) $2,000,000 for the period from March 1, 2007 through May 30, 2007 and (iii) $500,000 for any Fiscal Quarter thereafter, (b) an aggregate net loss for any two consecutive quarters (starting with the fourth quarter of 2007), or (c) an aggregate net loss for any four consecutive quarters based on a rolling four quarters basis, measured at the end of each Fiscal Quarter in excess of $3,600,000 at February 28, 2007, $5,900,000 at May 30, 2007,

$6,500,000 at August 31, 2007 and $0 at the end of any Fiscal Quarter after August 31, 2007; provided, however, that non-cash stock compensation expenses shall not be included in the computation of net losses and non-cash extraordinary expenses for the Fiscal Year ending August 31, 2007 related to the Caver-Morehead and Cirronet Acquisitions shall not be included in the computation of net losses.

2.6 Amendment to Exhibit “B”. Exhibit “B” to the Agreement is hereby amended, and all references in the Loan Documents to Exhibit “B” are hereby deemed to be references to, the attached Exhibit “B”.

ARTICLE III

Conditions Precedent

3.1 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) Lender shall have received this Amendment and such additional documents, instruments and information as Lender or its legal counsel, Winstead PC, may reasonably request, in each case executed by Borrower and Guarantors, as applicable.

(b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof.

(c) No Event of Default shall have occurred and be continuing and no event or condition shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default.

(d) Lender shall received an amendment fee equal to $10,000.00.

(e) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Winstead PC.

ARTICLE IV

Ratifications, Representations and Warranties

4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrower and Lender agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

4.2 Representations and Warranties. Borrower hereby represents and warrants to Lender that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles of incorporation or bylaws of Borrower, (b) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, (c) no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, and (d) Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby.

ARTICLE V

Miscellaneous

5.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

5.2 Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

5.3 Guarantors’ Acknowledgment. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this First Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this First Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

5.4 Expenses of Lender. As provided in the Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the costs and fees of Lender’s legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including without limitation the costs and fees of Lender’s legal counsel.

5.5 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.6 Applicable Law. This Amendment and all other Loan Documents executed pursuant hereto shall be deemed to have been made and to be performable in Dallas County, Texas and shall be governed by and construed in accordance with the laws of the State of Texas.

5.7 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

5.8 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

5.9 Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower or any Guarantor shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

5.10 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.11 ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Executed as of the date first written above.

Borrower:

RF MONOLITHICS, INC.

By:	/s/ David M. Kirk
David M. Kirk
Chief Executive Officer

Lender:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Linda G. Davis
Linda G. Davis Vice President

Guarantors hereby consent and agree to this Amendment and agrees that the Guaranty shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of Guarantors enforceable against Guarantors in accordance with its terms.

Guarantors:

ELECTRONICS INTERNATIONAL, LLC, a Delaware limited liability company

By:	/s/ David M. Kirk
David M. Kirk
Chief Executive Officer

RFM TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ David M. Kirk
David M. Kirk
Chief Executive Officer

ALEIER, INC., a Texas corporation

By:	/s/ David M. Kirk
David M. Kirk
Chief Executive Officer

CIRRONET, INC. a Georgia corporation

By:	/s/ David M. Kirk
David M. Kirk
Chief Executive Officer